Hamilton & Associates Law Group, P.A.

Attorneys   Counselors   Consultants

                            101 Plaza Real S, Suite 202N Boca Raton, Fl 33432

www.SecuritiesLawyer101.com

          Telephone:  561-416-8956 Facsimile:  561-416-2855

June 30, 2015

Vodka Brands Corp.

510 Roslyn Place

Pittsburgh PA 15232

Re: Registration Statement on Form S-1

Gentlemen:

Hamilton & Associates Law Group, P. A. (the “Law Firm”) has acted as counsel to Vodka Brands Corp.  (the “Company”), a Pennsylvania corporation, in the preparation of the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on June 30, 2015, covering 561,333  shares of the Company’s Common Stock held by the selling shareholders (the “Stock”) identified in the Registration Statement.

In so acting, this Law Firm has examined and relied upon such records, documents and other instruments as in this Law Firm’s judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to the Law Firm as originals, and the conformity to original documents of all documents submitted to the Law Firm as certified or photostatic copies. This opinion is based upon the laws of the state of Florida.

Based on the foregoing, this Law firm is of the opinion that:

1.

The Stock is duly and validly issued, fully paid and  non-assessable.

2.

The issuance of the Stock has been duly authorized.

The Law Firm hereby consents to the use of this opinion in the Prospectus discussion of the opinion in and to being named in the “Expert” section of the Registration Statement. The Law Firm also consents to the reproduction of the opinion as Exhibit 5 to the Registration Statement filed with the Commission.

Very truly yours,

Hamilton & Associates Law Group, P.A.

By:	/s/ Brenda Lee Hamilton
Brenda Hamilton, Esquire
Principal of Hamilton & Associates Law Group, P.A. For the Firm

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